Exhibit 99.1

Co-Diagnostics, Inc. Reports First Quarter 2024 Financial Results

SALT LAKE CITY, May 9, 2024— Co-Diagnostics, Inc. (NASDAQ: CODX) (“Co-Dx,” or the “Company”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the quarter ended March 31, 2024.

First Quarter 2024 Financial Results:

●	Revenue of $0.5 million, down from $0.6 million during the prior year. Grant revenue totaled $0.2 million while product revenue totaled $0.3 million
●	Operating expenses of $10.5 million increased by 4.4% from the prior year due to an increase in research and development costs incurred for the development of tests currently in our pipeline
●	Operating loss of $10.3 million compared to operating loss of $10.0 million in Q1 2023
●	Net loss of $9.3 million, compared to net loss of $5.8 million in the prior year, representing a loss of $0.31 per fully diluted share, compared to a loss of $0.20 per fully diluted share in the prior year
●	Adjusted EBITDA loss of $8.4 million compared to $7.2 million in Q1 2023
●	Cash, cash equivalents, and marketable securities of $50.0 million as of March 31, 2024

First Quarter and Recent 2024 Business Highlights:

●	Appointed Richard Abbott as President of Co-Diagnostics. Also appointed David Nielsen as Chief Operations Officer (COO), Christopher Thurston as Chief Technology Officer (CTO), and Seth Egan as Chief Commercialization Officer (CCO)
●	Inaugurated a new manufacturing facility in South Salt Lake to manufacture our patented Co-Primers® oligonucleotides, the Co-Dx™ PCR Pro™ instrument, and test cups for the new Co-Dx PCR platform
●	Delivered a keynote address at the 5th Annual MarketsandMarkets conference in London, which included an update of continued expansion of the CoSara manufacturing facility in India to enable greater capacity for in-house manufacturing of reagents, equipment and consumables, along with the ability to manufacture Co-Primers

“We are extremely encouraged by our first quarter progress and believe that we are well positioned to meet our 2024 goals,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “Co-Diagnostics was pleased to announce the opening of our new manufacturing facility in Salt Lake and continued facility expansion in India, which will soon enable in-house Co-Primers, instrument, and test manufacturing at a low cost. We remain committed to delivering a 510(k) submission to the FDA for our new instrument and COVID-19 test kit in the near future and driving development of our TB, multiplex respiratory, and HPV tests throughout the remainder of the year.”

“This is an exciting time for Co-Diagnostics and we truly believe in the disruptive and unique nature of our new platform. We look forward to beginning clinical evaluations for our multiplex test later this year and plan to provide updates on our new platform and pipeline progress as they come,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.co-dx.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://co-dx.com.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale. The Co-Dx PCR Pro instrument and Co-Dx COVID-19 Test are currently under review by the FDA.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, realized gains on investments, and stock-based compensation. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements that our expansion in India will soon enable in-house manufacturing at a low cost, our commitment to deliver a 510(k) submission to the FDA for our new instrument and COVID-19 test kit in the near future, and our plan to begin clinical evaluations for our multiplex test later this year . Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$23,099,251	$14,916,878
Marketable investment securities	26,864,435	43,631,510
Accounts receivable, net	434,868	303,926
Inventory, net	1,549,812	1,664,725
Income taxes receivable	-	26,955
Prepaid expenses and other current assets	1,750,467	1,597,114
Total current assets	53,698,833	62,141,108
Property and equipment, net	3,183,116	3,035,729
Operating lease right-of-use asset	2,758,757	2,966,774
Intangible assets, net	26,328,000	26,403,667
Investment in joint venture	702,427	773,382
Total assets	$86,671,133	$95,320,660
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,027,607	$1,482,109
Accrued expenses	1,324,779	2,172,959
Operating lease liability, current	859,912	838,387
Contingent consideration liabilities, current	750,877	891,666
Deferred revenue	306,477	362,449
Total current liabilities	5,269,652	5,747,570
Long-term liabilities
Income taxes payable	679,018	659,186
Operating lease liability	1,931,164	2,152,180
Contingent consideration liabilities	438,638	748,109
Total long-term liabilities	3,048,820	3,559,475
Total liabilities	8,318,472	9,307,045
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 36,127,096 shares issued and 31,278,418 shares outstanding as of March 31, 2024 and 36,108,346 shares issued and 31,259,668 shares outstanding as of December 31, 2023	36,127	36,108
Treasury stock, at cost; 4,848,678 shares held as of March 31, 2024 and December 31, 2023, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	98,379,651	96,808,436
Accumulated other comprehensive income	226,555	146,700
Accumulated earnings (deficit)	(4,713,877)	4,598,166
Total stockholders’ equity	78,352,661	86,013,615
Total liabilities and stockholders’ equity	$86,671,133	$95,320,660

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Product revenue	$252,745	$601,957
Grant revenue	215,109	-
Total revenue	467,854	601,957
Cost of revenue	234,505	502,241
Gross profit	233,349	99,716
Operating expenses
Sales and marketing	1,563,682	1,706,331
General and administrative	2,918,803	3,013,965
Research and development	5,679,678	5,014,060
Depreciation and amortization	330,573	316,010
Total operating expenses	10,492,736	10,050,366
Loss from operations	(10,259,387)	(9,950,650)
Other income, net
Interest income	362,733	202,372
Realized gain on investments	228,070	418,082
Gain on remeasurement of acquisition contingencies	450,260	1,037,672
Gain (loss) on equity method investment in joint venture	(70,955)	277,322
Total other income, net	970,108	1,935,448
Loss before income taxes	(9,289,279)	(8,015,202)
Income tax provision (benefit)	22,764	(2,259,811)
Net loss	$(9,312,043)	$(5,755,391)
Other comprehensive loss
Change in net unrealized gains on marketable securities, net of tax	79,855	178,621
Total other comprehensive income	$79,855	$178,621
Comprehensive loss	$(9,232,188)	$(5,576,770)

Loss per common share:
Basic and diluted	$(0.31)	$(0.20)
Weighted average shares outstanding:
Basic and diluted	29,842,874	29,483,540

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net loss to adjusted EBITDA:

	Three Months Ended March 31,
	2024	2023
Net loss	$(9,312,043)	$(5,755,391)
Interest income	(362,733)	(202,372)
Realized gain on investments	(228,070)	(418,082)
Depreciation and amortization	330,573	316,010
Change in fair value of contingent consideration	(450,260)	(1,037,672)
Stock-based compensation expense	1,571,234	2,168,742
Income tax provision (benefit)	22,764	(2,259,811)
Adjusted EBITDA	$(8,428,535)	$(7,188,576)